Exhibit 77(q)(1)

[LETTERHEAD OF ERNST & YOUNG LLP]

June 24, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentleman:

We have read Item 77K of Form NSAR dated June 24, 2009, of The Alger China U.S. Growth Fund and are in agreement with the statements contained in paragraphs 1 - 4 of sub-item 77K therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

Copy to:

Michael Martins
Treasurer
The Alger Family of Funds
c/o Fred Alger Management, Inc.
Harbourside Financial Center
600 Plaza One
Jersey City, NJ 07311-4041